Exhibit 10.9

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (this “Agreement”) is entered into effective as of September 16, 2025, by and between (a) Daniel R. Hesse Revocable Trust dated October 12, 2006 (“Creditor”) and (b) Netcapital Inc.(“Netcapital”). Creditor and Netcapital shall individually be referred to as a “Party” and collectively as, the “Parties”.

BACKGROUND

WHEREAS, Netcapital issued Creditor that certain Promissory Note in the amount of four hundred thousand U.S. dollars ($400,000) dated May 1, 2025 in the amount of four hundred thousand U.S. dollars ($400,000) and a maturity date of August 1, 2025, pursuant to which Creditor is entitled to the repayment of an aggregate amount due of four hundred eighteen thousand one hundred forty-eight U.S. dollars ($418,148), which amount includes accrued interest of eighteen thousand one hundred forty-eight U.S. dollars ($18,148) as of September 16, 2025 (the “Note”).

WHEREAS, Netcapital and Creditor desire and agree to provide for the payment of the above-stated indebtedness in accordance with terms and provisions different from, and in substitution of, the terms and obligations of the Note as described above.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Creditor and Netcapital hereby agree as follows:

AGREED TERMS AND CONDITIONS

1. Settlement of Note. The parties agree that the Note will be fully paid and in complete satisfaction upon Netcapital:

a. Cash Payment. Paying Creditor two hundred nine thousand seventy-four U.S. dollars ($209,074) (the “Cash Settlement Payment”); and

b. Common Stock Payment. Issuing Creditor ninety-two thousand four hundred twenty eight (92,428) shares of its restricted common stock, par value $0.001 per share (the “Settlement Shares”) as provided herein valued for the purposes of this Agreement at a price of $2.262 per share (which price represents the “Minimum Price” under Nasdaq Rule 5635(d)) in consideration of Creditor’s agreement to cancel $209,074 of principal and accrued interest due under the Note. Creditor’s agreement to cancel the $209,074 of principal and interest under the Note is evidenced by Creditor’s execution of this Agreement.

2. Closing. On the closing date, Netcapital shall:

a. pay to Creditor the Cash Settlement Payment. by wire transfer to the account specified in writing by the Creditor

b. deliver to the Creditor a copy of the instructions to Equity Stock Transfer, the Company’s transfer agent (the “Transfer Agent”) instructing the Transfer Agent to deliver, on an expedited basis, a certificate evidencing the Settlement Shares, registered in the name of Creditor, or, at the election of such Creditor, evidence of the issuance of the Settlement Shares hereunder as held in DRS book-entry form by the Transfer Agent and registered in the name of such Creditor, which evidence shall be reasonably satisfactory to Creditor.

3. Securities Act Exemption. The Parties are executing and delivering this Agreement in reliance upon exemptions from securities registration from the rules and regulations as promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated thereunder.

4. Investment Representations of Creditor. Creditor represent and warrant that:

a. Investment Purpose. Creditor is acquiring the Settlement Shares for their own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

b. Accredited Investor Status. Creditor is an “accredited investor” as that term is defined in

Rule 501(a) of Regulation D of the Securities Act (an “Accredited Investor”).

c. Reliance on Exemptions. Creditor understands that the Settlement Shares are being offered and sold to them in reliance upon specific exemptions from the registration requirements of U.S. federal securities laws and that Netcapital is relying upon the truth and accuracy of, and Creditor compliance with, the representations, warranties, agreements, acknowledgments and understandings of Creditor set forth herein in order to determine the availability of such exemptions and the eligibility of Creditor to acquire the Settlement Shares.

d. Legal Power. Creditor has the requisite individual, corporate, partnership, limited liability company, trust, or fiduciary power, as appropriate, and is authorized, if such Creditor is a corporation, partnership, limited liability company, or trust, to enter into this Agreement, to purchase the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

e. Due Execution. This Agreement has been duly authorized, if such Creditor is a corporation, partnership, limited liability company, trust or fiduciary, executed and delivered by such Creditor, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of Creditor.

f. Access to Information. Creditor represents that such Creditor has been given full and complete access to the Company for the purpose of obtaining such information as such Creditor or its qualified representative has reasonably requested in connection with the decision to purchase the Shares. Creditor represents that it has received and reviewed copies of each report, registration statement, and definitive proxy statement filed by the Company with the Commission since January 1, 2025. Creditor represents that it has been afforded the opportunity to ask questions of the officers of the Company regarding its business prospects and the Settlement Shares, all as Creditor or Creditor’s qualified representative have found necessary to make an informed investment decision to purchase the Settlement Shares.

g. No Material Non-Public Information. Creditor represents and warrants that he is not aware of any material, non-public information about the Company.

h. Restricted Securities.

1. Creditor has been advised that the Settlement Shares have not been registered under the Securities Act or any other applicable securities laws and that Settlement Shares are being offered and sold pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D thereunder, and that the Company’s reliance upon Section 4(2) and/or Rule 506 of Regulation D is predicated in part on Creditor representations as contained herein. Creditor acknowledges that the Settlement Shares will be issued as “restricted securities” as defined by Rule 144 promulgated under the Securities Act (“Rule 144”). The Settlement Shares may not be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of the Company’s counsel, an applicable exemption from registration is available.

2. Creditor represents that it is acquiring the Settlement Shares for Creditor’s own account, and not as nominee or agent, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

3. Creditor understands and acknowledges that the Settlement Shares, when issued, may bear the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

4. Creditor acknowledges that an investment in the Settlement Shares is not liquid and the Settlement Shares are transferable only under limited conditions. Creditor acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Creditor is aware of the provisions of Rule 144, which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of the Settlement Shares.

i. Creditor Sophistication and Ability to Bear Risk of Loss. Creditor acknowledges that it is able to protect its interests in connection with the acquisition of the Settlement Shares and can bear the economic risk of investment in such securities without producing a material adverse change in such Creditor’s financial condition. Creditor, either alone or with such Creditor’s representative(s), otherwise has such knowledge and experience in financial or business matters that such Creditor is capable of evaluating the merits and risks of the investment in the Settlement Shares.

j. Preexisting Relationship. Creditor has a preexisting personal or business relationship with the Company, one or more of its officers, directors, or controlling persons.

k. Purchases by Groups. Creditor represents, warrants and covenants that it is not acquiring the Settlement Shares as part of a group within the meaning of Section 13(d)(3) of the Securities Act of 1934, as amended.

5. Representations and Warranties of Netcapital. Netcapital represents to Creditor, that (i) Netcapital has all requisite corporate power and authority to enter into and perform this Agreement, and to consummate the transactions contemplated hereby and thereby and, to issue the Settlement Shares, in accordance with the terms hereof; (ii) the execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by Netcapital’s Board of Directors; (iii) this Agreement has been duly executed and delivered by Netcapital through its authorized representative, and such authorized representative has the authority to sign this Agreement; and (iv) this Agreement constitutes a legal, valid and binding obligation of Netcapital enforceable against Netcapital in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or similar laws affecting Creditor’ rights generally or by general principles of equity.

6. No Outstanding or Known Future Claims/Causes of Action. Each Party affirms that it has not filed with any governmental agency or court any type of action or report against the other Party, and currently knows of no existing act or omission by the other Party that may constitute a claim or liability excluded from the release in section 10 below.

7. Acknowledgment of Settlement. The Parties, as described in section 10 below, acknowledge that (i) the consideration set forth in this Agreement, which includes, but is not limited to, the Settlement Payment and the Settlement Shares, is in full settlement of all claims or losses of whatsoever kind or character that they have, or may ever have had, against the other Party, including by reason of the Note and (ii) by signing this Agreement, and accepting the consideration provided herein and the benefits of it, they are giving up forever any right to seek further monetary or other relief from the other Party, for any acts or omissions up to and including the date of this Agreement as set forth in section 10, including, without limitation, the Note.

8. Legal Fees. The Parties acknowledge and agree that they are solely responsible for paying any attorneys’ fees and costs they incurred and that neither Party nor its attorney(s) will seek any award of attorneys’ fees or costs from the other Party, except as provided herein.

9. Taxes. Creditor shall be solely responsible for, and is legally bound to make payment of, any taxes determined to be due and owing (including penalties and interest related thereto) by it to any federal, state, local, or regional taxing authority as a result of the Settlement Shares. Creditor understand that Netcapital has not made, and it does not rely upon, any representations regarding the tax treatment of the Settlement Shares paid pursuant to this Agreement. Moreover, Creditor agrees to indemnify and hold Netcapital harmless in the event that any governmental taxing authority asserts against Netcapital any claim for unpaid taxes, failure to withhold taxes, penalties, or interest based upon the payment of the Settlement Shares.

10. Mutual Release. The Parties, on behalf of themselves, their predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates and assigns, and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with them, and each of them, hereby release and discharge the other Party, together with their predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates and assigns and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns and successors in interest, and all persons acting by, through, under or in concert with them, and each of them, from all known and unknown charges, complaints, claims, grievances, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, Notes, penalties, fees, wages, medical costs, pain and suffering, mental anguish, emotional distress, expenses (including attorneys’ fees and costs actually incurred), and punitive damages, of any nature whatsoever, known or unknown, which either Party has, or may have had, against the other Party, whether or not apparent or yet to be discovered, or which may hereafter develop, for any acts or omissions related to or arising from the Note.

This Agreement resolves any claim for relief that could have been alleged, no matter how characterized, including, without limitation, compensatory damages, damages for breach of contract, bad faith damages, reliance damages, liquidated damages, damages for humiliation and embarrassment, punitive damages, costs and attorneys’ fees related to or arising from the Note.

11. Entire Agreement. The recitals set forth at the beginning of this Agreement are incorporated by reference and made a part of this Agreement. This Agreement constitutes the entire agreement and understanding of the Parties and supersedes all prior negotiations and/or agreements, proposed or otherwise, written or oral, concerning the subject matter hereof. Furthermore, no modification of this Agreement shall be binding unless in writing and signed by each of the parties hereto.

12. New or Different Facts: No Effect. Except as provided herein, this Agreement shall be, and remain, in effect despite any alleged breach of this Agreement or the discovery or existence of any new or additional fact, or any fact different from that which either Party now knows or believes to be true. Notwithstanding the foregoing, nothing in this Agreement shall be construed as, or constitute, a release of any Party’s rights to enforce the terms of this Agreement.

13. Interpretation. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement. The headings within this Agreement are purely for convenience and are not to be used as an aid in interpretation. Moreover, this Agreement shall not be construed against either Party as the author or drafter of the Agreement.

14. Counterparts. This Agreement may be executed by the Parties in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth below at or prior to 5:30 p.m. (New York City time) on a day on which the Nasdaq Capital Market (or such other market on which Netcapital’s Common Stock is listed or quoted (“Trading Day”) is open for trading, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth below:.

Creditor:

Daniel R. Hesse Revocable Trust dated October 12, 2006

11039 E Saguaro Canyon Trail

Scottsdale, AZ 85255

Attention: Dan Hesse

Email: dhesse53@gmail.com

Netcapital:

Netcapital, Inc.

1 Lincoln Street

Boston, MA, 02111

United States of America

Attention: Martin Kay

Email: martin@netcapital.com

16. Governing Law and Venue. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes it and any related or supplemental documents and notices, shall be construed in accordance with and governed by the laws of such state. In respect of any action or claim arising out of or relating to this Agreement (x) the parties hereby irrevocably submit to the jurisdiction of the federal and state courts sitting in the City of New York and each party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder, over any action or proceeding arising out of or related to this Agreement and the documents related hereto or executed in connection herewith, (y) the Parties hereby irrevocably agree that all claims in respect of such actions or proceedings may be heard and determined in the courts referenced in the foregoing clause (x), and (z) the Parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in New York.

17. Reliance on Own Counsel. In entering into this Agreement, the Parties acknowledge that they have relied upon the legal advice of their respective attorneys, who are the attorneys of their own choosing, that such terms are fully understood and voluntarily accepted by them, and that, other than the consideration set forth herein, no promises or representations of any kind have been made to them by the other Party. The Parties represent and acknowledge that in executing this Agreement they did not rely, and have not relied, upon any representation or statement, whether oral or written, made by the other Party or by that other Party’s agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

READ THE FOREGOING DOCUMENT CAREFULLY. IT INCLUDES A RELEASE OF

KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, and intending to be legally bound, each of the Parties hereto has caused this Agreement to be executed as of the date(s) set forth below.

NETCAPITAL:

Netcapital Inc.

By:	/s/Martin Kay
Name:	Martin Kay
Title:	Chief Executive Officer
Dated:	September 16, 2025

CREDITOR:

Daniel R. Hesse Revocable Trust dated October 12, 2006

By:	/s/ Daniel Hesse
Name:	Daniel Hesse
Title:	Trustee
Dated:	September 16, 2025

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